Exhibit 5.1

Madison Jones

T: +1 202 728 7087

madison.jones@cooley.com

April 5, 2023

Taysha Gene Therapies, Inc.

3000 Pegasus Park Drive, Suite 1430

Dallas, Texas, 75247

Ladies and Gentlemen:

We have acted as counsel to Taysha Gene Therapies, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended, covering the resale by the selling stockholders of 8,496,560 shares of the Company’s common stock, $0.00001 par value per share, consisting of (i) 7,266,342 shares issued pursuant to a securities purchase agreement, dated October 21, 2022, by and between the Company and Astellas Gene Therapies, Inc. (f/k/a Audentes Therapeutics, Inc. (d/b/a Astellas Gene Therapy)) (the “Astellas Agreement,” and such shares, the “Astellas Shares”), (ii) 705,218 shares issued pursuant to a securities purchase agreement, dated April 5, 2023, by and among the Company, SSI Strategy Sidecar 1, LLC and SSI Strategy Sidecar 2, LLC (the “SSI Agreement,” and together with the Astellas Agreement, the “Agreements,” and such shares, together with the Astellas shares, the “Shares”) and (iii) 525,000 shares issuable upon the exercise of outstanding warrants (the “Warrants”) to purchase Common Stock acquired pursuant to the SSI Agreement (the “Warrant Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s certificate of incorporation, and bylaws, each as currently in effect, the Agreements, the Warrants and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company and/or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number of shares of Common Stock that are available for issuance by the Company. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable and that the Warrant Shares, when issued against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Cooley LLP 55 Hudson Yards New York, New York 10001-2157

t: (212) 479-6000 f: (212) 479-6275 cooley.com

Madison Jones

T: +1 202 728 7087

madison.jones@cooley.com

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder.

Sincerely,

Cooley LLP

By:	/s/ Madison Jones
Madison Jones

Cooley LLP 55 Hudson Yards New York, New York 10001-2157

t: (212) 479-6000 f: (212) 479-6275 cooley.com